EXHIBIT 99.1

Purchase, New York        Telephone: 914-253-2000        www.pepsico.com

Contacts:	Investor	Media
	Jamie Caulfield	Jeff Dahncke
	Senior Vice President, Investor Relations	Senior Director, Media Bureau
	914-253-3035	914-253-3941
	jamie.caulfield@pepsico.com	jeff.dahncke@pepsico.com

PepsiCo Reports Third Quarter 2013 Results

•	Core[1] EPS $1.24 and reported EPS $1.23 in the quarter. Core constant currency[1] EPS and reported EPS each increased 12 percent year to date

•	Organic[1] revenue grew 3.3 percent in the quarter. Reported net revenue increased 1.5 percent in the quarter reflecting the impacts of foreign currency translation and structural changes

•	Core gross margin expanded 70 basis points in the quarter, and reported gross margin increased 5 basis points in the quarter

•	Company expects to return approximately $6.4 billion to shareholders through dividends and share repurchases in 2013

•	Company reaffirms 7 percent core constant currency EPS growth guidance for 2013

PURCHASE, N.Y. – October 16, 2013 – PepsiCo, Inc. (NYSE: PEP) today reported core earnings per share of $1.24 for the third quarter and organic revenue growth of 3.3 percent for the quarter. Organic revenue grew 3.9 percent year to date and core constant currency EPS increased 12 percent year to date. Reported net revenue grew 2 percent year to date.

“We’re pleased with our performance. PepsiCo has delivered double-digit core constant currency earnings per share growth year to date, despite ongoing macro-economic volatility in many markets. We’re able to perform well in these conditions because our brands are strong, our product portfolio is on-trend, and our geographic footprint is broad and diverse. Importantly, we have continued to make marketplace investments to strengthen our foundation for sustainable growth,” said Chairman and CEO Indra Nooyi.

[1]	Please refer to the Glossary for the definitions of Non-GAAP financial measures including core, constant currency, organic and management operating cash flow.

“We remain focused on growing our business by building our brands, innovating, driving marketplace execution, and delivering higher returns on invested capital through disciplined capital allocation. Our year-to-date results give us confidence in achieving our 2013 financial goals and we continue to believe that we have the right strategies in place to create long-term value for our shareholders.”

Operating and Marketplace Highlights

•	Organic revenue increased 3.9 percent year to date and core constant currency operating profit increased 8 percent year to date. Reported operating profit increased 6 percent year to date.

•	Core gross margin expanded 70 basis points in the quarter reflecting implementation of effective revenue management strategies.

•	Core operating margin expanded in the quarter, including an 8 percent increase in advertising and marketing expense. Reported operating margin declined 35 basis points in the quarter.

•

PepsiCo Americas Foods organic revenue grew 7 percent in the quarter driven by mid-single-digit organic revenue growth at Frito-Lay North America and double-digit organic revenue growth in Latin America Foods. Reported net revenue increased 5 percent in the quarter driven by mid-single-digit net revenue growth at Frito-Lay North America and high-single-digit net revenue growth at Latin America Foods.

•	In the U.S., the company’s largest market, grew value, volume and unit market share in salty snacks in the quarter.

•

Despite a challenging North America LRB category, NAB sequentially improved both volume and value market share performance in measured channels while leading the industry in net price realization at retail.

•

AMEA organic revenue grew 6 percent in the quarter reflecting organic volume growth in both snacks and beverages, despite political and marketplace volatility in certain markets, notably Egypt and India. Year-to-date, AMEA organic revenue increased 11 percent. Reported net revenue in AMEA declined 3 percent in the quarter and 3 percent year to date, reflecting the impact of structural changes and foreign exchange translation.

•

Developing and emerging market organic revenue grew 9 percent in the quarter. On a reported basis, developing and emerging market net revenue grew 4 percent in the quarter reflecting structural changes and unfavorable foreign exchange translation.

•	On track to deliver targeted $900 million of productivity savings during 2013 and $3 billion in productivity savings in 2012 through 2014.

•	Management operating cash flow (excluding certain items) was $5.5 billion year to date, an increase of 12 percent. Cash flow from operations was $6.7 billion year to date, an increase of 30 percent.

•	Net capital spending was 4.1 percent of net sales over the past four quarters, within our long term objective of at or below 5 percent of net sales.

•	On track to return a total of $6.4 billion to shareholders in 2013 through approximately $3.4 billion in dividends and approximately $3.0 billion in share repurchases.

Summary of Third Quarter Financial Performance

•

Organic revenue grew 3.3 percent and reported net revenue grew 1.5 percent. Structural changes, principally the refranchising of the company’s beverage operations in Vietnam, negatively impacted reported net revenue performance by nearly half a percentage point and foreign exchange translation had a more than 1-percentage-point unfavorable impact in the quarter.

•

Core constant currency operating profit rose 3 percent reflecting increased advertising and marketing expense and $28 million of incremental investments. Reported operating profit declined 1 percent and included the net impact of mark-to-market losses on commodity hedges, and certain restructuring and impairment and merger and integration costs in both 2013 and 2012. The incremental investments negatively impacted operating profit growth by 1 percentage point.

•

The company’s core effective tax rate was 25.5 percent and the reported effective tax rate was 25.4 percent, both below the prior year quarter due to geographic mix shift in the current year and the lapping of an adjustment to international deferred taxes in the prior year, partially offset by the lapping of tax benefits from an acquisition in the prior year. The reported tax rate was also impacted by lapping net tax expense related to gains recognized on commodity hedges in the prior year.

•

Core EPS was $1.24 and reported EPS was $1.23. Core EPS includes a $0.01 impact from incremental investments. Core EPS excludes a net impact of $0.01 per share related to mark-to-market net losses on commodity hedges and a nominal impact each from merger and integration charges and restructuring and impairment charges. Mark-to-market gains and losses on commodity hedges are subsequently reflected in core division results when the divisions recognize the cost of the underlying commodity in net income.

Summary Third Quarter 2013 Performance (Percent Growth)

	Reported	Core Constant Currency[b]	Organic[c]
Volume[a]
Snacks	3		3
Beverages	1		1
Net Revenue	1.5		3
Operating Profit[d]	(1)	3
EPS	1.5	5

	Organic Volume[a]		Net Revenue	Operating Profit[d]	Organic Revenue[c]	Core Constant Currency Operating Profit[b]
PAF	3		5	9	7	7
FLNA	3		5	7	5	6
LAF	3		9	35	14	24
QFNA	3		(2)	(11)	(1)	(11)

PAB	(4)		(2)	1	(1.5)	—
Europe	3/(1)[e]		3	3.5	3	5
AMEA	4/7	[e]	(3)	(7)	6	(7)
Total Divisions	3/1	[e]	1.5	4	3	3
Total PepsiCo	3/1	[e]	1.5	(1)	3	3

[a]	All 2013 volume growth measures reflect an adjustment to the base year for divestitures that occurred in 2012.
[b]

Core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability. For more information about our core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Core” and “Constant Currency”.

[c]

Organic results are non-GAAP financial measures that adjust for impacts of acquisitions, divestitures and other structural changes and foreign exchange translation. For more information about our organic results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for the definition of “Organic”.

[d]

The reported operating profit performance was impacted by certain items excluded from our core results in both 2013 and 2012. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core”.

[e]	Snacks/Beverages.

Summary Year to Date 2013 Performance (Percent Growth)

	Reported	Core Constant Currency[b]	Organic[c]
Volume[a]
Snacks	3		3
Beverages	3		1
Net Revenue	2		4
Operating Profit[d]	6	8
EPS	12	12

	Organic Volume[a]		Net Revenue	Operating Profit[d]	Organic Revenue[c]	Core Constant Currency Operating Profit[b]
PAF	3		5	8	7	7
FLNA	3		4	7	4.5	6
LAF	2		9	23	13	21
QFNA	2		—	(9)	—	(10)

PAB	(3.5)		(2)	4	(1)	2
Europe	3/(0.5)[e]		3	—	4	2.5
AMEA	7/9	[e]	(3)	59	11	29
Total Divisions	3/1	[e]	2	10	4	7
Total PepsiCo	3/1	[e]	2	6	4	8

[a]	All 2013 volume growth measures reflect an adjustment to the base year for divestitures that occurred in 2012.
[b]

Core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability. For more information about our core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Core” and “Constant Currency”.

[c]

Organic results are non-GAAP financial measures that adjust for impacts of acquisitions, divestitures and other structural changes and foreign exchange translation. For more information about our organic results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for the definition of “Organic”.

[d]

The reported operating profit performance was impacted by certain items excluded from our core results in both 2013 and 2012. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core”.

[e]	Snacks/Beverages.

Division Operating Summaries

PepsiCo Americas Foods (PAF)

Organic revenue grew 7 percent in the quarter driven by 3 percentage points of organic volume growth and 5 percentage points of effective net pricing. Reported net revenue increased 5 percent, reflecting a 2-percentage-point unfavorable impact from foreign exchange translation.

Core constant currency operating profit increased 7 percent, reflecting organic revenue gains and productivity initiatives, partially offset by increased advertising and marketing expense.

Frito-Lay North America (FLNA)

Organic and reported net revenue increased 5 percent in the quarter, reflecting a 3-percentage-point increase in organic volume and 2 percentage points of effective net pricing.

Core constant currency operating profit grew 6 percent in the quarter, reflecting organic revenue gains, productivity initiatives, increased advertising and marketing expense and lower commodity costs.

Latin America Foods (LAF)

Organic revenue grew 14 percent in the quarter, reflecting 3 percentage points of organic volume growth and 12 percentage points of effective net pricing. Reported net revenue grew 9 percent in the quarter, reflecting a 6-percentage-point unfavorable foreign exchange translation impact.

Core constant currency operating profit increased 24 percent. These results reflect revenue growth and productivity gains partially offset by commodity cost inflation and increased advertising and marketing expense.

Quaker Foods North America (QFNA)

Organic revenue declined 1 percent in the quarter. Reported net revenue declined 2 percent, reflecting half-a-percentage point of unfavorable foreign exchange translation impact. Core constant currency operating profit declined 11 percent, driven by operating results of a dairy joint venture, unfavorable product mix and commodity cost inflation.

PepsiCo Americas Beverages (PAB)

Organic revenue declined 1.5 percent in the quarter reflecting organic volume that declined 4 percent and the negative impact of concentrate shipment timing, offset by effective net pricing of 3 percentage points. Latin America beverage volume increased 0.5 percent. In North America, non-carbonated beverage volume declined low-single digits, and CSD volume declined mid-single digits.

Reported net revenue declined 2 percent reflecting a 1-percentage-point impact of unfavorable foreign exchange translation.

Core constant currency operating profit was even with the prior year quarter, reflecting the volume decline partially offset by favorable effective net pricing, lower commodity costs and productivity gains.

Europe

Organic revenue grew 3 percent, primarily reflecting effective net pricing. Snacks volume rose 3 percent while beverage volume declined 1 percent. Reported net revenue grew 3 percent in the quarter, including a slight favorable foreign exchange translation impact.

Core constant currency operating profit rose 5 percent in the quarter, reflecting effective net pricing and continued productivity initiatives, partially offset by higher commodity costs.

Asia, Middle East & Africa (AMEA)

Organic revenue grew 6 percent in the quarter driven by effective net pricing. Ongoing macro-economic volatility negatively impacted our third quarter results in this region. Reported net revenue declined 3 percent, reflecting a 5-percentage-point negative impact from the refranchising of bottling operations in Vietnam, and an unfavorable 4-percentage-point impact from foreign exchange translation.

Core constant currency operating profit declined 7 percent, reflecting incremental investments and a significant increase in advertising and marketing expense, partially offset by effective net pricing. Incremental investments negatively impacted operating profit by 7 percentage points. The net impact of divestitures positively impacted operating profit by 3 percentage points.

2013 Guidance and Outlook

Consistent with its previous guidance for 2013, the company expects 7 percent core constant currency EPS growth versus its fiscal 2012 core EPS of $4.10. Based on the current foreign exchange market consensus, the company currently expects that foreign exchange translation will have an unfavorable impact of at least 2 percentage points on the company’s full-year core EPS performance in 2013.

The company’s full year 2013 core constant currency EPS guidance includes the impact of a gain in the second quarter related to refranchising its Vietnam beverage operations. The impact of this gain is expected to be offset by the company’s incremental investments in the second, third and fourth quarters of 2013.

Excluding the impact of structural changes and foreign exchange translation, organic revenue is expected to grow mid-single digits versus 2012, consistent with the company’s long-term guidance. The impact of structural changes, principally beverage refranchisings, is expected to reduce net revenue growth by approximately 1 percentage point for the full year. Based on the current foreign exchange market consensus, the company currently expects foreign exchange translation to have an unfavorable impact of approximately 2 percentage points on the company’s full year net revenue growth.

For 2013, the company expects low-single-digit commodity inflation, and productivity savings of approximately $900 million. The company expects advertising and marketing expense to increase at or above the rate of net revenue growth. The company expects higher interest expense driven by increased debt balances and a core effective tax rate of approximately 27 percent.

The company is targeting over $9 billion in cash flow from operating activities and more than $7 billion in management operating cash flow (excluding certain items) in 2013. Net capital spending is expected to be approximately $3 billion in 2013, within the company’s long-term capital spending target of less than or equal to 5 percent of net revenue.

The company expects to return a total of $6.4 billion to shareholders in 2013 through dividends of approximately $3.4 billion and share repurchases of approximately $3.0 billion.

Conference Call

At 8 a.m. (Eastern Time) today, the company will host a conference call with investors to discuss third-quarter results and the outlook for 2013. Further details, including a slide presentation accompanying the call, will be accessible on the company’s website at www.pepsico.com/investors in advance of the call.

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Income

(in millions except per share amounts, unaudited)

	12 Weeks Ended			36 Weeks Ended
	9/7/2013	9/8/2012	Change	9/7/2013	9/8/2012	Change
Net Revenue	$16,909	$16,652	1.5%	$46,297	$45,538	2%

Cost of sales	7,946	7,833	1%	21,678	21,637	—%
Selling, general and administrative expenses	6,158	5,992	3%	17,237	16,920	2%
Amortization of intangible assets	25	27	(4.5)%	75	82	(7)%

Operating Profit	2,780	2,800	(1)%	7,307	6,899	6%

Interest expense	(220)	(204)	7%	(642)	(611)	5%
Interest income and other	17	23	(29)%	62	47	30%

Income before income taxes	2,577	2,619	(2)%	6,727	6,335	6%

Provision for income taxes	654	706	(7)%	1,694	1,788	(5)%

Net income	1,923	1,913	0.5%	5,033	4,547	11%

Less: Net income attributable to noncontrolling interests	10	11	(12)%	35	30	17%

Net Income Attributable to PepsiCo	$1,913	$1,902	1%	$4,998	$4,517	11%

Diluted
Net Income Attributable to PepsiCo per Common Share	$1.23	$1.21	1.5%	$3.20	$2.86	12%
Weighted-average common shares outstanding	1,561	1,575		1,564	1,580

Cash dividends declared per common share	$0.5675	$0.5375		$1.6725	$1.59

A – 1

PepsiCo, Inc. and Subsidiaries

Supplemental Financial Information

(in millions, unaudited)

	12 Weeks Ended			36 Weeks Ended
	9/7/2013	9/8/2012	Change	9/7/2013	9/8/2012	Change
Net Revenue

Frito-Lay North America	$3,424	$3,269	5%	$9,879	$9,472	4%
Quaker Foods North America	604	615	(2)%	1,815	1,821	—%
Latin America Foods	2,049	1,883	9%	5,532	5,066	9%

PepsiCo Americas Foods	6,077	5,767	5%	17,226	16,359	5%

PepsiCo Americas Beverages	5,406	5,530	(2)%	15,086	15,330	(2)%

Europe	3,818	3,691	3%	9,413	9,153	3%

Asia, Middle East & Africa	1,608	1,664	(3)%	4,572	4,696	(3)%

Total Net Revenue	$16,909	$16,652	1.5%	$46,297	$45,538	2%

Operating Profit

Frito-Lay North America	$977	$917	7%	$2,711	$2,532	7%
Quaker Foods North America	137	154	(11)%	450	495	(9)%
Latin America Foods	295	219	35%	829	673	23%

PepsiCo Americas Foods	1,409	1,290	9%	3,990	3,700	8%

PepsiCo Americas Beverages	843	837	1%	2,290	2,202	4%

Europe	501	483	3.5%	1,014	1,017	—%

Asia, Middle East & Africa	295	317	(7)%	1,003	630	59%

Division Operating Profit	3,048	2,927	4%	8,297	7,549	10%

Corporate Unallocated
Commodity Mark-to-Market Net Impact	(19)	121	n/m	(74)	126	n/m
Merger and Integration Charges	—	2	n/m	—	—	—%
Restructuring and Impairment Charges	1	(7)	n/m	(1)	(8)	(86)%
Venezuela Currency Devaluation	—	—	—%	(124)	—	n/m
Other	(250)	(243)	3%	(791)	(768)	3%

	(268)	(127)	112%	(990)	(650)	52%

Total Operating Profit	$2,780	$2,800	(1)%	$7,307	$6,899	6%

n/m = not meaningful

A – 2

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in millions, unaudited)

	36 Weeks Ended
	9/7/2013	9/8/2012
Operating Activities
Net income	$5,033	$4,547
Depreciation and amortization	1,815	1,837
Stock-based compensation expense	219	193
Merger and integration charges	9	7
Cash payments for merger and integration charges	(21)	(57)
Restructuring and impairment charges	37	193
Cash payments for restructuring charges	(100)	(243)
Restructuring and other charges related to the transaction with Tingyi (Cayman Islands) Holding Corp. (Tingyi)	—	163
Cash payments for restructuring and other charges related to the transaction with Tingyi	(26)	(98)
Non-cash foreign exchange loss related to Venezuela devaluation	111	—
Excess tax benefits from share-based payment arrangements	(94)	(89)
Pension and retiree medical plan contributions	(208)	(1,253)
Pension and retiree medical plan expenses	462	414
Deferred income taxes and other tax charges and credits	(66)	283
Change in accounts and notes receivable	(1,262)	(1,300)
Change in inventories	(337)	(234)
Change in prepaid expenses and other current assets	(156)	(83)
Change in accounts payable and other current liabilities	734	281
Change in income taxes payable	811	736
Other, net	(299)	(179)

Net Cash Provided by Operating Activities	6,662	5,118

Investing Activities
Capital spending	(1,497)	(1,409)
Sales of property, plant and equipment	51	58
Cash payments related to the transaction with Tingyi	(3)	(298)
Acquisitions and investments in noncontrolled affiliates	(82)	(76)
Divestitures	174	7
Short-term investments, net	(8)	(21)
Other investing, net	(13)	11

Net Cash Used for Investing Activities	(1,378)	(1,728)

Financing Activities
Proceeds from issuances of long-term debt	4,185	5,207
Payments of long-term debt	(2,954)	(1,357)
Short-term borrowings, net	188	(2,194)
Cash dividends paid	(2,558)	(2,470)
Share repurchases – common	(2,041)	(2,328)
Share repurchases – preferred	(5)	(5)
Proceeds from exercises of stock options	991	927
Excess tax benefits from share-based payment arrangements	94	89
Acquisition of noncontrolling interests	(20)	(15)
Other financing	(15)	(18)

Net Cash Used for Financing Activities	(2,135)	(2,164)

Effect of exchange rate changes on cash and cash equivalents	(242)	16
Net Increase in Cash and Cash Equivalents	2,907	1,242
Cash and Cash Equivalents, Beginning of Year	6,297	4,067

Cash and Cash Equivalents, End of Period	$9,204	$5,309

A – 3

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(in millions except per share amounts)

	9/7/2013	12/29/2012
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$9,204	$6,297
Short-term investments	355	322
Accounts and notes receivable, net	8,088	7,041
Inventories
Raw materials	1,791	1,875
Work-in-process	253	173
Finished goods	1,694	1,533

	3,738	3,581

Prepaid expenses and other current assets	1,546	1,479

Total Current Assets	22,931	18,720

Property, plant and equipment, net	18,072	19,136
Amortizable intangible assets, net	1,662	1,781

Goodwill	16,534	16,971
Other nonamortizable intangible assets	14,300	14,744

Nonamortizable Intangible Assets	30,834	31,715

Investments in noncontrolled affiliates	1,823	1,633
Other assets	1,492	1,653

Total Assets	$76,814	$74,638

Liabilities and Equity
Current Liabilities
Short-term obligations	$5,256	$4,815
Accounts payable and other current liabilities	12,214	11,903
Income taxes payable	998	371

Total Current Liabilities	18,468	17,089

Long-term debt obligations	24,293	23,544
Other liabilities	6,604	6,543
Deferred income taxes	5,047	5,063

Total Liabilities	54,412	52,239

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(169)	(164)

PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares, issued, net of repurchased common stock at par value: 1,537 and 1,544 shares, respectively)	26	26
Capital in excess of par value	4,040	4,178
Retained earnings	45,554	43,158
Accumulated other comprehensive loss	(6,907)	(5,487)
Repurchased common stock, in excess of par value (329 and 322 shares, respectively)	(20,299)	(19,458)

Total PepsiCo Common Shareholders’ Equity	22,414	22,417

Noncontrolling interests	116	105

Total Equity	22,402	22,399

Total Liabilities and Equity	$76,814	$74,638

A – 4

PepsiCo, Inc. and Subsidiaries

Supplemental Share and Stock-Based Compensation Data

(in millions except dollar amounts, unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/7/2013	9/8/2012	9/7/2013	9/8/2012
Beginning Net Shares Outstanding	1,547	1,559	1,544	1,565
Options Exercised/Restricted Stock Units and PEPUnits Converted	2	9	20	22
Shares Repurchased	(12)	(16)	(27)	(35)

Ending Net Shares Outstanding	1,537	1,552	1,537	1,552

Weighted Average Basic	1,542	1,556	1,545	1,562
Dilutive Securities:
Options	11	12	11	12
Restricted Stock and PEPUnits	7	6	7	5
ESOP Convertible Preferred Stock/Other	1	1	1	1

Weighted Average Diluted	1,561	1,575	1,564	1,580

Average Share Price for the Period	$82.40	$71.26	$79.21	$67.64
Growth Versus Prior Year	16%	8%	17%	2%

Options Outstanding	52	73	56	80
Options in the Money	52	72	55	66
Dilutive Shares from Options	11	12	11	12
Dilutive Shares from Options as a % of Options in the Money	22%	16%	20%	17%

Average Exercise Price of Options in the Money	$61.38	$58.37	$60.96	$55.28

Restricted Stock and PEPUnits Outstanding	13	13	14	12
Dilutive Shares from Restricted Stock and PEPUnits	7	6	7	5

Average Intrinsic Value of Restricted Stock Units Outstanding (a)	$68.94	$65.51	$68.60	$65.33
Average Intrinsic Value of PEPUnits Outstanding (a)	$66.65	$64.87	$66.65	$64.70

(a)	Weighted-average intrinsic value at grant date.

A – 5

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information

Organic Growth

12 Weeks Ended September 7, 2013 and September 8, 2012

(unaudited)

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective Net Pricing	Acquisitions & Divestitures	Foreign Exchange Translation	12 Weeks Ended 9/7/2013	12 Weeks Ended 9/7/2013

Frito-Lay North America	3	2	—	—	5	5
Quaker Foods North America	—	(1)	—	(0.5)	(2)	(1)
Latin America Foods	3	12	—	(6)	9	14
PepsiCo Americas Foods	3	5	—	(2)	5	7

PepsiCo Americas Beverages	(5)	3	—	(1)	(2)	(1.5)

Europe	—	3	—	—	3	3

Asia, Middle East & Africa	(0.5)	6	(5)	(4)	(3)	6

Total PepsiCo	(1)	4	—	(1)	1.5	3

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective Net Pricing	Acquisitions & Divestitures	Foreign Exchange Translation	12 Weeks Ended 9/8/2012	12 Weeks Ended 9/8/2012

Frito-Lay North America	1	2	—	—	3	3
Quaker Foods North America	2	(1)	—	—	—	1
Latin America Foods	4	9	2	(13)	2	13
PepsiCo Americas Foods	2	4	1	(4)	2.5	6

PepsiCo Americas Beverages	(4)	3	(6)	(1)	(7)	—

Europe	1	6	—	(12)	(6)	7

Asia, Middle East & Africa	10	0.5	(27)	(4)	(21)	10

Total PepsiCo	1	4	(5)	(5)	(5)	5

(a)	Organic percent change is a financial measure that is not in accordance with GAAP and is calculated by excluding the impact of acquisitions and divestitures and foreign exchange translation from reported growth.

Note – Certain amounts above may not sum due to rounding.

A – 6

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Organic Growth

36 Weeks Ended September 7, 2013 and September 8, 2012

(unaudited)

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective Net Pricing	Acquisitions & Divestitures	Foreign Exchange Translation	36 Weeks Ended 9/7/2013	36 Weeks Ended 9/7/2013

Frito-Lay North America	3	1.5	—	—	4	4.5
Quaker Foods North America	1	(1)	—	—	—	—
Latin America Foods	2	11	—	(4)	9	13
PepsiCo Americas Foods	2	4	—	(1)	5	7

PepsiCo Americas Beverages	(4)	3	—	(0.5)	(2)	(1)

Europe	1	3	—	(1)	3	4

Asia, Middle East & Africa	6	6	(11)	(3)	(3)	11

Total PepsiCo	—	4	(1)	(1)	2	4

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective Net Pricing	Acquisitions & Divestitures	Foreign Exchange Translation	36 Weeks Ended 9/8/2012	36 Weeks Ended 9/8/2012

Frito-Lay North America	(1)	4	—	—	3	4
Quaker Foods North America	(1)	1	—	—	(1)	—
Latin America Foods	4	10	2	(10)	7	14
PepsiCo Americas Foods	1	6	1	(3)	4	6

PepsiCo Americas Beverages	(3)	4	(6)	—	(5)	1

Europe	—	5	2	(9)	(2)	5

Asia, Middle East & Africa	8	3	(16)	(3)	(9)	11

Total PepsiCo	—	4.5	(3)	(3)	(2)	5

(a)	Organic percent change is a financial measure that is not in accordance with GAAP and is calculated by excluding the impact of acquisitions and divestitures and foreign exchange translation from reported growth.

Note – Certain amounts above may not sum due to rounding.

A – 7

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Year over Year Growth Rates

12 Weeks Ended September 7, 2013 and September 8, 2012

(unaudited)

	GAAP Measure				Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments			Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	12 Weeks Ended 9/7/2013	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	12 Weeks Ended 9/7/2013	Foreign exchange translation	12 Weeks Ended 9/7/2013

Frito-Lay North America	7	—	—	(1)	6	—	6
Quaker Foods North America	(11)	—	—	(1)	(12)	—	(11)
Latin America Foods	35	—	—	(15)	20	4	24
PepsiCo Americas Foods	9	—	—	(3)	6	1	7

PepsiCo Americas Beverages	1	—	—	(3.5)	(3)	3	—

Europe	3.5	—	1	0.5	5	—	5

Asia, Middle East & Africa	(7)	—	—	(2)	(8)	2	(7)

Division Operating Profit	4	—	—	(2)	2	1	3

Impact of Corporate Unallocated	(5)	5	—	—	—	—	—

Total Operating Profit	(1)	5	—	(3)	2	1.5	3

Net Income Attributable to PepsiCo	1				2	2	4
Net Income Attributable to PepsiCo per common share - diluted	1.5				3	2	5

	GAAP Measure				Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments			Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	12 Weeks Ended 9/8/2012	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	12 Weeks Ended 9/8/2012	Foreign exchange translation	12 Weeks Ended 9/8/2012

Frito-Lay North America	—	—	—	1	1	—	1
Quaker Foods North America	(13)	—	—	1	(12)	—	(11)
Latin America Foods	(21)	—	—	10	(10)	11	—
PepsiCo Americas Foods	(6)	—	—	3	(3)	2	(1)

PepsiCo Americas Beverages	(16)	—	(2)	3	(15)	1	(13)

Europe	(6)	—	(2)	—	(7)	11	3

Asia, Middle East & Africa	11	—	—	2	13	1	14

Division Operating Profit	(7)	—	(1)	2.5	(6)	3	(3)

Impact of Corporate Unallocated	4	(6)	—	—	(2)	—	(2)

Total Operating Profit	(4)	(6)	(1.5)	3	(8)	3.5	(5)

Net Income Attributable to PepsiCo	(5)				(9)	4	(6)
Net Income Attributable to PepsiCo per common share - diluted	(3)				(8)	4	(4)

(a)	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-17 through A-19 for a discussion of each of these adjustments.

Note – Certain amounts above may not sum due to rounding.

A – 8

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Year over Year Growth Rates

36 Weeks Ended September 7, 2013 and September 8, 2012

(unaudited)

	GAAP Measure						Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments					Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	36 Weeks Ended 9/7/2013	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Restructuring and other charges related to the transaction with Tingyi	Venezuela currency devaluation	36 Weeks Ended 9/7/2013	Foreign exchange translation	36 Weeks Ended 9/7/2013

Frito-Lay North America	7	—	—	(1)	—	—	6	—	6
Quaker Foods North America	(9)	—	—	(1)	—	—	(10)	—	(10)
Latin America Foods	23	—	—	(6)	—	—	17	4	21
PepsiCo Americas Foods	8	—	—	(2)	—	—	6	1	7

PepsiCo Americas Beverages	4	—	—	(3)	—	(1)	—	2	2

Europe	—	—	—	2	—	—	1	1	2.5

Asia, Middle East & Africa	59	—	—	(4)	(28)	—	27	2	29

Division Operating Profit	10	—	—	(2)	(2)	—	6	1	7

Impact of Corporate Unallocated	(4)	3	—	—	—	2	—	—	—

Total Operating Profit	6	3	—	(2)	(2)	2	6	1.5	8

Net Income Attributable to PepsiCo	11						9	2	11
Net Income Attributable to PepsiCo per common share - diluted	12						10	2	12

	GAAP Measure						Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments					Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	36 Weeks Ended 9/8/2012	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Restructuring and other charges related to the transaction with Tingyi	Inventory fair value adjustments	36 Weeks Ended 9/8/2012	Foreign exchange translation	36 Weeks Ended 9/8/2012

Frito-Lay North America	(0.5)	—	—	2	—	—	1	—	1
Quaker Foods North America	(11)	—	—	1	—	—	(10)	—	(10)
Latin America Foods	(7)	—	—	6	—	—	(1)	10	9
PepsiCo Americas Foods	(3)	—	—	2	—	—	(1)	2	1

PepsiCo Americas Beverages	(13)	—	(3)	3	—	(1)	(13)	1	(12)

Europe	3	—	(1)	—	—	(3)	—	9	8

Asia, Middle East & Africa	(14)	—	—	3	19	—	8	1	10

Division Operating Profit	(6)	—	(1)	2	2	(0.5)	(4)	2.5	(1.5)

Impact of Corporate Unallocated	—	(2)	(1)	—	—	—	(3)	—	(2.5)

Total Operating Profit	(7)	(2)	(2)	3	2	(1)	(7)	3	(4)

Net Income Attributable to PepsiCo	(10)						(9)	3	(6)
Net Income Attributable to PepsiCo per common share - diluted	(9)						(8)	3	(5)

(a)	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-17 through A-19 for a discussion of each of these adjustments.

Note – Certain amounts above may not sum due to rounding.

A – 9

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Certain Line Items

12 Weeks Ended September 7, 2013 and September 8, 2012

(in millions except per share amounts, unaudited)

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Commodity	Merger	Restructuring	Core (a)
	12 Weeks Ended 9/7/2013	mark-to- market net impact	and integration charges	and impairment charges	12 Weeks Ended 9/7/2013

Cost of sales	$7,946	$(33)	$—	$—	$7,913

Selling, general and administrative expenses	$6,158	$14	$(9)	$(7)	$6,156

Operating profit	$2,780	$19	$9	$7	$2,815

Provision for income taxes	$654	$9	$2	$1	$666

Net income attributable to PepsiCo	$1,913	$10	$7	$6	$1,936

Net income attributable to PepsiCo per common share - diluted	$1.23	$0.01	$—	$—	$1.24

Effective tax rate	25.4%				25.5%

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Commodity	Merger	Restructuring	Core (a)
	12 Weeks Ended 9/8/2012	mark-to- market net impact	and integration charges	and impairment charges	12 Weeks Ended 9/8/2012

Cost of sales	$7,833	$75	$—	$—	$7,908

Selling, general and administrative expenses	$5,992	$46	$(2)	$(83)	$5,953

Operating profit	$2,800	$(121)	$2	$83	$2,764

Provision for income taxes	$706	$(51)	$—	$24	$679

Net income attributable to PepsiCo	$1,902	$(70)	$2	$59	$1,893

Net income attributable to PepsiCo per common share - diluted	$1.21	$(0.05)	$—	$0.04	$1.20

Effective tax rate	26.9%				26.3%

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-17 through A-19 for a discussion of each of these adjustments.

Note – Certain amounts above may not sum due to rounding.

A – 10

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Certain Line Items

36 Weeks Ended September 7, 2013 and September 8, 2012

(in millions except per share amounts, unaudited)

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported	Commodity	Merger	Restructuring		Core (a)
	36 Weeks Ended 9/7/2013	mark-to- market net impact	and integration charges	and impairment charges	Venezuela currency devaluation	36 Weeks Ended 9/7/2013

Cost of sales	$21,678	$(87)	$—	$—	$—	$21,591

Selling, general and administrative expenses	$17,237	$13	$(9)	$(37)	$(111)	$17,093

Operating profit	$7,307	$74	$9	$37	$111	$7,538

Provision for income taxes	$1,694	$27	$2	$8	$—	$1,731

Net income attributable to PepsiCo	$4,998	$47	$7	$29	$111	$5,192

Net income attributable to PepsiCo per common share - diluted	$3.20	$0.03	$—	$0.02	$0.07	$3.32

Effective tax rate	25.2%					24.9%

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported				Restructuring	Core (a)
	36 Weeks Ended 9/8/2012	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	and other charges related to the transaction with Tingyi	36 Weeks Ended 9/8/2012

Cost of sales	$21,637	$68	$—	$—	$—	$21,705

Selling, general and administrative expenses	$16,920	$58	$(7)	$(193)	$(137)	$16,641

Operating profit	$6,899	$(126)	$7	$193	$137	$7,110

Provision for income taxes	$1,788	$(51)	$1	$54	$(26)	$1,766

Net income attributable to PepsiCo	$4,517	$(75)	$6	$139	$163	$4,750

Net income attributable to PepsiCo per common share - diluted	$2.86	$(0.05)	$—	$0.09	$0.10	$3.01

Effective tax rate	28.2%					27.0%

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-17 through A-19 for a discussion of each of these adjustments.

Note – Certain amounts above may not sum due to rounding.

A – 11

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Operating Profit by Division

12 Weeks Ended September 7, 2013 and September 8, 2012

(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Commodity mark-to-market net impact	Merger and integration charges	Restructuring	Core (a)
Operating Profit	12 Weeks Ended 9/7/2013			and impairment charges	12 Weeks Ended 9/7/2013

Frito-Lay North America	$977	$—	$—	$1	$978
Quaker Foods North America	137	—	—	—	137
Latin America Foods	295	—	—	1	296

PepsiCo Americas Foods	1,409	—	—	2	1,411

PepsiCo Americas Beverages	843	—	—	3	846

Europe	501	—	9	2	512

Asia, Middle East & Africa	295	—	—	1	296

Division Operating Profit	3,048	—	9	8	3,065

Corporate Unallocated	(268)	19	—	(1)	(250)

Total Operating Profit	$2,780	$19	$9	$7	$2,815

	GAAP Measure	Non-Core Adjustments			Non-GAAP Measure
	Reported	Commodity mark-to-market net impact	Merger and integration charges	Restructuring	Core (a)
Operating Profit	12 Weeks Ended 9/8/2012			and impairment charges	12 Weeks Ended 9/8/2012

Frito-Lay North America	$917	$—	$—	$8	$925
Quaker Foods North America	154	—	—	1	155
Latin America Foods	219	—	—	29	248

PepsiCo Americas Foods	1,290	—	—	38	1,328

PepsiCo Americas Beverages	837	—	—	33	870

Europe	483	—	4	(1)	486

Asia, Middle East & Africa	317	—	—	6	323

Division Operating Profit	2,927	—	4	76	3,007

Corporate Unallocated	(127)	(121)	(2)	7	(243)

Total Operating Profit	$2,800	$(121)	$2	$83	$2,764

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-17 through A-19 for a discussion of each of these adjustments.

A – 12

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Operating Profit by Division

36 Weeks Ended September 7, 2013 and September 8, 2012

(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported			Restructuring		Core (a)
Operating Profit	36 Weeks Ended 9/7/2013	Commodity mark-to-market net impact	Merger and integration charges	and impairment charges	Venezuela currency devaluation	36 Weeks Ended 9/7/2013

Frito-Lay North America	$2,711	$—	$—	$5	$—	$2,716
Quaker Foods North America	450	—	—	—	—	450
Latin America Foods	829	—	—	6	—	835

PepsiCo Americas Foods	3,990	—	—	11	—	4,001

PepsiCo Americas Beverages	2,290	—	—	8	(13)	2,285

Europe	1,014	—	9	14	—	1,037

Asia, Middle East & Africa	1,003	—	—	3	—	1,006

Division Operating Profit	8,297	—	9	36	(13)	8,329

Corporate Unallocated	(990)	74	—	1	124	(791)

Total Operating Profit	$7,307	$74	$9	$37	$111	$7,538

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported				Restructuring	Core (a)
Operating Profit	36 Weeks Ended 9/8/2012	Commodity mark-to-market net impact	Merger and integration charges	Restructuring and impairment charges	and other charges related to the transaction with Tingyi	36 Weeks Ended 9/8/2012

Frito-Lay North America	$2,532	$—	$—	$40	$—	$2,572
Quaker Foods North America	495	—	—	7	—	502
Latin America Foods	673	—	—	41	—	714

PepsiCo Americas Foods	3,700	—	—	88	—	3,788

PepsiCo Americas Beverages	2,202	—	—	76	—	2,278

Europe	1,017	—	7	(2)	—	1,022

Asia, Middle East & Africa	630	—	—	23	137	790

Division Operating Profit	7,549	—	7	185	137	7,878

Corporate Unallocated	(650)	(126)	—	8	—	(768)

Total Operating Profit	$6,899	$(126)	$7	$193	$137	$7,110

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above adjustments. See A-17 through A-19 for a discussion of each of these adjustments.

A – 13

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

(unaudited)

Gross Margin Growth Reconciliation

	12 Weeks Ended
	9/7/2013
Reported Gross Margin Growth	5	bps
Commodity Mark-to-Market Net Impact	65

Core Gross Margin Growth	70	bps

Developing and Emerging Markets Net Revenue Growth Reconciliation

12 Weeks Ended
9/7/2013
Reported Developing and Emerging Markets Net Revenue Growth	4%
Impact of Acquisitions and Divestitures	1
Impact of Foreign Exchange Translation	4

Developing and Emerging Markets Organic Revenue Growth	9%

Operating Margin Growth Reconciliation

	12 Weeks Ended
	9/7/2013
Reported Operating Margin Growth	(37	) bps
Commodity Mark-to-Market Net Impact	84
Merger and Integration Charges	4
Restructuring and Impairment Charges	(46)

Core Operating Margin Growth	5	bps

Net Cash Provided by Operating Activities Reconciliation (in millions)

	36 Weeks Ended
	9/7/2013	9/8/2012	Growth
Net Cash Provided by Operating Activities	$6,662	$5,118	30%
Capital Spending	(1,497)	(1,409)
Sales of Property, Plant and Equipment	51	58

Management Operating Cash Flow	5,216	3,767
Discretionary Pension and Retiree Medical Contributions (after-tax)	11	770
Merger and Integration Payments (after-tax)	18	44
Payments Related to Restructuring Charges (after-tax)	97	203
Payments Related to Income Tax Settlements	113	—
Capital Investments Related to PBG/PAS integration	—	8
Net Capital Investments Related to Restructuring Plan	1	12
Payments for Restructuring and Other Charges Related to the Transaction with Tingyi	26	98

Management Operating Cash Flow excluding above Items	$5,482	$4,902	12%

Diluted EPS Reconciliation

Year Ended
12/29/2012
Reported Diluted EPS	$3.92
Commodity Mark-to-Market Net Impact	(0.03)
Merger and Integration Charges	0.01
Restructuring and Impairment Charges	0.14
Restructuring and Other Charges Related to the Transaction with Tingyi	0.11
Pension Lump Sum Settlement Charge	0.08
Tax Benefit Related to Tax Court Decision	(0.14)

Core Diluted EPS	$4.10

Net Cash Provided by Operating Activities Reconciliation (in billions)

2013 Guidance
Net Cash Provided by Operating Activities	$	~9
Net Capital Spending		~(3)

Management Operating Cash Flow		~6
Certain Other Items (a)		~1

Management Operating Cash Flow excluding Certain Other Items	$	~7

(a)	Certain other items include discretionary pension and retiree medical contributions, merger and integration payments, payments related to restructuring charges, capital investments related to the bottling integration, net capital investments related to restructuring plan and payments related to income tax settlements.

Note – Certain amounts above may not sum due to rounding.

A – 14

Cautionary Statement

Statements in this communication that are “forward-looking statements,” including our 2013 guidance, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “believe,” “expect,” “intend,” “estimate,” “project,” “anticipate,” “will,” “expressed confidence,” “position” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; changes in the legal and regulatory environment; PepsiCo’s ability to compete effectively; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are sold; unfavorable economic conditions in the countries in which PepsiCo operates; increased costs, disruption of supply or shortages of raw materials and other supplies; failure to realize anticipated benefits from PepsiCo’s productivity plan or global operating model; disruption of PepsiCo’s supply chain; damage to PepsiCo’s reputation; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; trade consolidation or the loss of any key customer; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; fluctuations in foreign exchange rates; climate change, or legal, regulatory or market measures to address climate change; failure to successfully renew collective bargaining agreements or strikes or work stoppages; any infringement of or challenge to PepsiCo’s intellectual property rights; and potential liabilities and costs from litigation or legal proceedings.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Miscellaneous Disclosures

In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “Events & Presentations.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and reflect how management evaluates our operating results and trends.

Glossary

Acquisitions and divestitures: All mergers and acquisitions activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.

Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.

A – 15

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.

Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. In 2013, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges in connection with our acquisition of Wimm-Bill-Dann Foods OJSC (WBD), restructuring and impairment charges and a charge related to the Venezuela currency devaluation. In 2012, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges in connection with our acquisition of WBD, restructuring and impairment charges, restructuring and other charges related to the transaction with Tingyi, a pension lump sum settlement charge and a tax benefit related to a tax court decision. See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.

Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.

Management operating cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).

Management operating cash flow, excluding certain items: Management operating cash flow, excluding: (1) discretionary pension and retiree medical contributions, (2) merger and integration payments in connection with The Pepsi Bottling Group, Inc. (PBG), PepsiAmericas, Inc. (PAS) and WBD acquisitions, (3) payments related to restructuring charges, (4) payments related to income tax settlements, (5) capital investments related to the bottling integration, (6) net capital investments related to restructuring plan, (7) payments for restructuring and other charges related to the transaction with Tingyi and (8) the tax impacts associated with each of these items, as applicable. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow). See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.

Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.

A – 16

Organic: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes, and in the case of organic revenue, foreign exchange translation. In excluding the impact of foreign exchange translation, we assume constant foreign exchange rates used for translation based on the rates in effect for the comparable prior-year period. See the definition of “Constant currency” for additional information.

Reconciliation of GAAP and Non-GAAP Information (unaudited)

Division operating profit, core results, core constant currency results and organic results are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and reflect how management evaluates our operational results and trends.

Commodity mark-to-market net impact

In the 12 weeks ended September 7, 2013, we recognized $19 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the 36 weeks ended September 7, 2013, we recognized $74 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the 12 weeks ended September 8, 2012, we recognized $121 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the 36 weeks ended September 8, 2012, we recognized $126 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the year ended December 29, 2012, we recognized $65 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. These commodity derivatives include agricultural products, energy and metals. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in net income.

Merger and integration charges

In the 12 and 36 weeks ended September 7, 2013, we incurred merger and integration charges of $9 million related to our acquisition of WBD recorded in the Europe segment. In the 12 weeks ended September 8, 2012, we incurred merger and integration charges of $2 million related to our acquisition of WBD, including $4 million recorded in the Europe segment and income of $2 million recorded in corporate unallocated expenses representing adjustments of previously recorded amounts. In the 36 weeks ended September 8, 2012, we incurred merger and integration charges of $7 million related to our acquisition of WBD recorded in the Europe segment. In the year ended December 29, 2012, we incurred merger and integration charges of $16 million related to our acquisition of WBD, including $11 million recorded in the Europe segment and $5 million recorded in interest expense.

Restructuring and impairment charges

In the 12 weeks ended September 7, 2013, we incurred restructuring and impairment charges of $7 million in conjunction with our Productivity Plan, including $1 million recorded in the FLNA segment, $1 million recorded in the LAF segment, $3 million recorded in the PAB segment, $2 million recorded in the Europe segment, $1 million recorded in the AMEA segment and income of $1 million recorded in corporate unallocated expenses representing adjustments of previously recorded amounts. In the 36 weeks ended September 7, 2013, we incurred restructuring and impairment charges of $37 million in conjunction with our Productivity Plan, including $5 million recorded in the FLNA segment, $6 million recorded in the LAF segment, $8 million recorded in the PAB segment, $14 million recorded in the Europe segment, $3 million recorded in the AMEA

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segment and $1 million recorded in corporate unallocated expenses. In the 12 weeks ended September 8, 2012, we incurred restructuring and impairment charges of $83 million in conjunction with our Productivity Plan, including $8 million recorded in the FLNA segment, $1 million recorded in the QFNA segment, $29 million recorded in the LAF segment, $33 million recorded in the PAB segment, $6 million recorded in the AMEA segment, $7 million recorded in corporate unallocated expenses and income of $1 million recorded in the Europe segment representing adjustments of previously recorded amounts. In the 36 weeks ended September 8, 2012, we incurred restructuring and impairment charges of $193 million in conjunction with our Productivity Plan, including $40 million recorded in the FLNA segment, $7 million recorded in the QFNA segment, $41 million recorded in the LAF segment, $76 million recorded in the PAB segment, $23 million recorded in the AMEA segment, $8 million recorded in corporate unallocated expenses and income of $2 million recorded in the Europe segment representing adjustments of previously recorded amounts. In the year ended December 29, 2012, we incurred restructuring charges of $279 million in conjunction with our Productivity Plan, including $38 million recorded in the FLNA segment, $9 million recorded in the QFNA segment, $50 million recorded in the LAF segment, $102 million recorded in the PAB segment, $42 million recorded in the Europe segment, $28 million recorded in the AMEA segment and $10 million recorded in corporate unallocated expenses. The Productivity Plan includes actions in every aspect of our business that we believe will strengthen our complementary food, snack and beverage businesses by leveraging new technologies and processes across PepsiCo’s operations, go-to-market and information systems; heightening the focus on best practice sharing across the globe; consolidating manufacturing, warehouse and sales facilities; and implementing simplified organization structures, with wider spans of control and fewer layers of management.

Venezuela currency devaluation

In the 36 weeks ended September 7, 2013, we recorded a $111 million net charge related to the devaluation of the bolivar fuerte for our Venezuela businesses. $124 million of this charge was recorded in corporate unallocated expenses, with the balance (equity income of $13 million) recorded in our PAB segment.

Restructuring and other charges related to the transaction with Tingyi

In the 36 weeks ended September 8, 2012, we recorded restructuring and other charges of $137 million in the AMEA segment related to the transaction with Tingyi. In the year ended December 29, 2012, we recorded restructuring and other charges of $150 million in the AMEA segment related to the transaction with Tingyi.

Pension lump sum settlement charge

In the year ended December 29, 2012, we recorded a pension lump sum settlement charge of $195 million in corporate unallocated expenses.

Tax benefit related to tax court decision

In the year ended December 29, 2012, we recognized a non-cash tax benefit of $217 million associated with a favorable tax court decision related to the classification of financial instruments.

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Management operating cash flow (excluding certain items)

Additionally, management operating cash flow (excluding the items noted in the Net Cash Provided by Operating Activities Reconciliation table) is an important element in evaluating our performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Additionally, we consider certain other items (included in the Net Cash Provided by Operating Activities Reconciliation table) in evaluating management operating cash flow which we believe investors should consider in evaluating our management operating cash flow results.

2013 guidance

Our 2013 core tax rate guidance and our 2013 core constant currency EPS guidance exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges in connection with our acquisition of WBD, restructuring and impairment charges and charges related to the Venezuela currency devaluation. Our 2013 organic revenue guidance excludes the impact of acquisitions, divestitures and other structural changes. In addition, our 2013 organic revenue guidance and our 2013 core constant currency EPS guidance exclude the impact of foreign exchange. We are not able to reconcile our full-year projected 2013 core tax rate guidance to our full-year projected 2013 reported tax rate or our 2013 core constant currency EPS guidance to our full-year projected 2013 reported EPS growth because we are unable to predict the 2013 impact of foreign exchange or the mark-to-market net impact on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. We are also unable to reconcile our full-year projected 2013 organic revenue guidance to our full-year projected 2013 reported net revenue growth because we are unable to predict the 2013 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.

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